Exhibit 23.3

                    Consent of Independent Public Accountants

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 of Iron Mountain Incorporated to be filed on or about November 19, 1998 and to the incorporation by reference therein of our report dated February 23, 1998, with respect to the consolidated financial statements of Arcus Technology Services, Inc. and Arcus, Inc. (Predecessor Company) included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on March 9, 1998.

                                                 /s/ Ernst & Young LLP

Dallas, Texas
November 13, 1998